As filed with the Securities and Exchange Commission on December 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-7273918
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1325 Avenue of Americas, 28th Floor, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan

2014 Global Share Option Plan

(Full Title of the Plan)

Chaim Lebovits

President and Chief Executive Officer

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(Name and Address of Agent for Service)

(201) 488-0460

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher Denn, Esq.

Mayan Katz, Esq.

Goodwin Procter LLP

100 Northern Ave

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (4)
Common Stock, $0.00005 par value, reserved for issuance pursuant to the 2014 Stock Incentive Plan and the 2014 Global Share Option Plan (2)	1,600,000 shares	$3.32	(3)	$5,312,000	(3)	$492.42

(1)	This Registration Statement covers 1,600,000 additional shares of Brainstorm Cell Therapeutics Inc. (“Registrant”) common stock, par value $0.00005 per share, available for issuance pursuant to awards under the Registrant’s 2014 Stock Incentive Plan and 2014 Global Share Option Plan (together, the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	The pool of shares available for issuance under the 2014 Stock Incentive Plan is the same pool of shares reserved and available for issuance under the 2014 Global Share Option Plan and, accordingly, shares issued pursuant to awards under either plan shall reduce the number of shares available for future issuance under each plan.

(3)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on December 3, 2021 as reported on the Nasdaq Capital Market in accordance with Rules 457(c) and 457(h) under the Securities Act.

(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plans. Registration Statements on Form S-8 (File No. 333-198391, File No. 333-213714 and File No. 333-228981) have been filed by the Registrant with the Securities and Exchange Commission on, respectively, August 27, 2014, September 20, 2016 and December 21, 2018, for existing securities under the Plans.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers 1,600,000 additional shares of Brainstorm Cell Therapeutics Inc. (“Registrant”) common stock to be issued pursuant to Registrant’s 2014 Stock Incentive Plan and the 2014 Global Share Option Plan (the “Plans”). Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-198391, File No. 333-213714 and File No. 333-228981) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on, respectively, August 27, 2014, September 20, 2016 and December 21, 2018 (together, the “Previous Form S-8”), including periodic reports that Registrant filed after the Previous Form S-8 to maintain current information about Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT INDEX

		Filed	Incorporated by Reference Herein
Exhibit Number	Description	with this Form S-8	Form	Exhibit & File No.	Date Filed
5.1	Opinion of Goodwin Procter LLP.	*

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).	*

23.2	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network.	*

24.1	Power of Attorney (included in the signature pages of this Registration Statement).	*

99.1	Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Form 8-K	Exhibit 10.1 File No. 000-54365	August 15, 2014

99.2	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Schedule 14A	Appendix A File No. 000-36641	May 11, 2016

99.3	Amendment No. 2 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Form 8-K	Exhibit 10.1 File No. 001-36641	November 30, 2018
99.4	Amendment No. 3 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.		Schedule 14A	Appendix A File No. 001-36641	October 1, 2020

99.5	Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Form 8-K	Exhibit 10.2 File No. 000-54365	August 15, 2014

99.6	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Schedule 14A	Appendix B File No. 000-36641	May 11, 2016

99.7	Amendment No. 2 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Form 8-K	Exhibit 10.2 File No. 001-36641	November 30, 2018
99.8	Amendment No. 3 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.		Schedule 14A	Appendix A File No. 001-36641	October 1, 2020

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 10, 2021.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute and appoint Chaim Lebovits, Uri Yablonka and Alla Patlis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Chaim Lebovits	President and Chief Executive Officer	December 10, 2021
Chaim Lebovits	(Principal Executive Officer)

/s/ Alla Patlis	Interim Chief Financial Officer	December 10, 2021
Alla Patlis	(Principal Financial and Accounting Officer)

/s/ Jacob Frenkel	Director	December 10, 2021
Jacob Frenkel

/s/ Irit Arbel	Director	December 10, 2021
Irit Arbel

/s/ Sankesh Abbhi	Director	December 10, 2021
Sankesh Abbhi

/s/ June S. Almenoff	Director	December 10, 2021
June S. Almenoff

/s/ Anthony Polverino	Director	December 10, 2021
Anthony Polverino

/s/ Malcolm Taub	Director	December 10, 2021
Malcolm Taub

/s/ Uri Yablonka	Director	December 10, 2021
Uri Yablonka

/s/ Menghisteab Bairu	Director	December 10, 2021
Menghisteab Bairu